UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 22, 2020

(Date of earliest event reported)

Asure Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34522	74-2415696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3700 N. Capital of Texas Hwy, Suite 350, Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

512-437-2700

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ASUR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 22, 2020, we issued a press release announcing that we closed our previously announced underwritten public offering. We sold an aggregate of 2,600,000 newly issued shares of our common stock at a public offering price of $7.25 per share. The shares sold included 136,896 shares sold to certain of our directors, executive officers and senior management employees, including our chief executive officer and lead independent director. The net proceeds to the Company from the offering will be approximately $17.7 million, after deducting underwriting discounts and estimated offering expenses. We have also granted the underwriters an option to purchase up to an additional 390,000 shares of common stock at any time during the 30-day period commencing December 18, 2020. The press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated December 22, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: December 22, 2020	By:	/s/ Patrick Goepel
Patrick Goepel, Chief Executive Officer

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